Exhibit 5.2

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

September 26, 2022

GreenLight Biosciences Holdings, PBC

200 Boston Avenue

Medford, Massachusetts 02155

Re: Securities Registered under Registration Statement on Form S-1

We have acted as counsel to GreenLight Biosciences Holdings, PBC, a Delaware corporation (the “Company”) in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed on September 26, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the registration of the offering of up to 27,640,301 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be sold by the August 2022 PIPE Investors (as defined in the Registration Statement”) listed in the Registration Statement under “Selling Securityholders” (the “Selling Stockholders”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP